Exhibit 10.104

AMENDMENT TO AMENDED AND RESTATED 2001 INCENTIVE PLAN OF

BIODELIVERY SCIENCES INTERNATIONAL, INC.

WHEREAS, BioDelivery Sciences International, Inc. (the “Company”) maintains the The BioDelivery Sciences International, Inc. Amended and Restated 2001 Incentive Plan (the “Plan”);

WHEREAS, the Plan provides for the grant of Options and other equity awards, including restricted stock unit awards and performance share unit awards;

WHEREAS, the Board of Directors of the Company (the “Board”) has heretofore delegated its authority to administer the Plan to the Compensation Committee of the Board (the “Committee”);

WHEREAS, pursuant to resolutions of the Committee, dated July 23, 2008, the Committee granted authority to the Chairman of the Committee (the “Chairman”) to investigate and implement an amendment to the Plan to provide for the treatment of these awards granted under the Plan after July 20, 2001 in the event of a Change in Control of the Company;

WHEREAS, the Chairman, in consultation with counsel, has reviewed and approved the amendment to the Plan set forth herein pursuant to the authority granted the Chairman by the Committee; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Plan;

NOW, THEREFORE, pursuant to resolutions of the Committee, dated July 23, 2008, and pursuant to the authority granted to the Chairman thereunder, the Plan shall be, and it hereby is, amended as follows:

1. Effect of Change in Control. Section 7.1 of the Plan is hereby deleted and replaced in its entirety with the following amended Section 7.1:

“7.1 EFFECT OF CHANGE IN CONTROL ON OPTIONS.

(a) Upon the occurrence of a Change in Control, each Option which is outstanding immediately prior to the Change in Control shall immediately become fully Vested and exercisable.

(b) Upon the occurrence of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “ACQUIRING CORPORATION”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options (as the same may be vested pursuant to Section 7.1(a) hereof) or substitute for such outstanding Options substantially equivalent options or rights for, or in relation to, the Acquiring Corporation’s stock, in each case without amending or modifying any material term of the applicable Options.”

3. Protection Period Following Change in Control. The following new Section 7.3 is hereby added to the Plan:

“7.3 PROTECTION PERIOD. Except to the extent required by applicable law, for the entirety of the period beginning on the date of the Change in Control and ending on the second anniversary of the date of the Change in Control (the “PROTECTION PERIOD”), the material terms of the Plan shall not be modified in any manner that is materially adverse to the Participants (it being understood that this Section 7.3 shall not require that any specific type or levels of equity awards be granted to Participants following the Change in Control). During the Protection Period, the Plan may not be amended or modified to reduce or eliminate the protections set forth in this Section 7.3 and may not be terminated.”

4. Application. This Amendment shall apply to Option and other equity awards granted after July 20, 2001.

/s/ William S. Poole
Date: November 19, 2008	William S. Poole
Chairman, Compensation Committee